UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant     ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE TOPPS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Stock, $0.01 par value per share
(2)	Aggregate number of securities to which transaction applies:

41,678,612 shares of Common Stock of The Topps Company, Inc. (includes 2,938,440 shares underlying options to purchase Common Stock, of which options to purchase 2,261,124 shares are in-the-money and eligible to receive consideration in the transaction, and 22,407 shares of restricted stock)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:
$385,591,102
(5)	Total fee paid:
$11,831.78

☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Updated Presentation to Investors

August 2007

The Topps Company, Inc.

Cautionary Note Regarding Forward-Looking Statements

This presentation may contain statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation
Reform Act of 1995.  These forward-looking statements are identified by their use of the terms: “expect(s),” “intend(s),” “may,” “plan(s),” “should,” “could,” “will,”
“believe(s),” “anticipate(s),” “estimate(s),” or similar terms.  The Topps Company, Inc. (“Topps” or the “Company”) or its representatives may also make similar forward-looking statements from time to time orally or in writing.  You are cautioned that these forward-looking statements are subject to a number of risks, uncertainties, or other factors that may cause (and in some cases have caused) actual results to differ materially from those described in the forward-looking statements.
These risks and uncertainties include, but are not limited to, the following:

These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement.  Topps operates in a continually changing business environment and new factors emerge from time to time.  The Company cannot predict such factors nor can its assess the impact, if any, of such factors on its financial position or its results of operations or whether or when the merger will be consummated.  Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

Many of the factors that will determine the Company’s future results or whether or when the merger will be consummated are beyond its ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, you should not rely on forward-looking statements.

Additional factors that may affect the future results of Topps are set forth in its filings with the Securities and Exchange Commission, which are available via the Internet at www.topps.com or www.sec.gov.  Neither Topps nor any of its representatives undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise the otherwise.

the risk that the merger transaction described in this presentation may not be consummated in a timely manner, if at all;

the inability to obtain the required vote for approval of the Company’s stockholders in order to consummate the merger;

the outcome of any legal proceeding instituted against Topps and/or others in connection with the proposed merger;

the failure of the conditions to the consummation of the merger to be satisfied;

the termination of the merger agreement prior to the consummation of the merger;

notwithstanding the fact that there is no financing condition to the merger, the inability of Tornante/MDP to obtain the financing required to pay the merger consideration and/or to otherwise consummate the merger and the other transactions contemplated by the merger agreement;

the businesses of Topps suffering as a result of uncertainty surrounding the merger, including, but not limited to, potential difficulties in employee retention, adverse effects on client or customer relationships and disruption of current plans or operations, or, if the merger agreement is terminated or the merger otherwise fails to occur, the uncertainties associated with any anticipated, potential or actual subsequent attempt to acquire Topps;

the diversion of Topps management’s attention from ongoing business operations;

the enactment or imposition of future regulatory or legislative actions that adversely affect Topps or any industry or jurisdiction in which it operates its businesses;

the adverse effects of other economic, business and/or competitive factors; and

other risks detailed in the Company’s current filings with the Securities and Exchange Commission, including its most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning the Company’s operations.

Presentation to Investors (August  2007)

Important Information has been Filed with the SEC

In connection with the proposed merger agreement, Topps has filed a definitive proxy statement with the Securities and Exchange
Commission.  Investors and security holders are advised to read the definitive proxy statement, because it contains important information about the merger and the parties thereto. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed by Topps at its website at www.topps.com or the Securities and Exchange Commission’s website at www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from Topps by directing such request to Topps’ proxy solicitor, MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016, telephone (800) 322-2885.

Topps and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of these participants in the solicitation, which may be different than those of Topps stockholders generally, is set forth in Topps’ proxy statements and Annual Reports on Form 10-K that have been previously filed with the Securities and Exchange Commission and in the definitive proxy statement relating to the merger.

Presentation to Investors (August  2007)

Tornante/MDP Transaction Overview

$191 million (54% of acquisition financing)

Equity Contribution

$386.3 million

Equity Value (1)

$304.2 million

Enterprise Value (2)

EV/Sales = 0.93x

EV/EBITDA = 13.1x

P/E = 27.1x

FY2007 Transaction

Multiples (3)

Buyer Group

Madison Dearborn Partners, LLC (“MDP”) –  One of the largest and most experienced private equity investment firms in the United States with more than $14 billion of equity capital under management

This transaction is NOT a management-led buyout

$9.75 cash offer per share for outstanding common stock of Topps

Price per Share

Consortium formed by:

The Tornante Company, LLC (“Tornante”) – Privately held investment company founded in
2005 by Michael Eisner, former Chairman and CEO of The Walt Disney Company.  Tornante
makes investments in and incubates companies and opportunities in the media and Entertainment space

___________________________

1.

Based on 38,888,150 shares outstanding, 2,754,639 options outstanding of which 2,087,291 are in-the-money and eligible to receive consideration in the transaction and 7,502 restricted shares, as of August 15, 2007.

2.

Based on a net cash position of $81.5 million as of June 2, 2007, adjusted for $0.6 million of proceeds from exercise of stock options since the reporting of Q1 FY2008 financials.

3.

Based on FY2007 Net Sales of $326.7 million, EBITDA of $23.2 million and diluted EPS of $0.36 per share; Financials are adjusted for pre-tax exceptional items.

Presentation to Investors (August  2007)

Board Recommendation

The Board of Directors believes that the Tornante/MDP merger is in the best interest of stockholders and therefore recommends to vote FOR the proposed transaction.

Management’s successful restructuring was instrumental in receiving the attractive $9.75 price

Topps faces significant company-specific and broader industry challenges

The transaction offers stockholders certainty of value in a volatile credit market and at attractive valuation multiples and premium

The offer is the ONLY binding offer received as a result of an extensive and thorough process that started over two years ago

The 40-day Go-Shop period provided for an effective and thorough market check of Tornante/MDP’s offer, as confirmed by the Delaware Court’s opinion

Despite the clearance of HSR hurdles, Upper Deck’s current offer presents open issues that prevent a consensual agreement at this time but Topps continues to negotiate with Upper Deck

The Board continues to recommend stockholders to vote FOR the $9.75 per share offer by Tornante/MDP and has not changed its recommendation that stockholders reject the $10.75 per share offer by Upper Deck

Crescendo has made no competing offer, its plan is vague and offers nothing new, and its margin and price expectations are unrealistic

Presentation to Investors (August  2007)

Current Business Dynamics

In 2005, Topps launched a restructuring program

Enhanced earnings and profitability

Addressed headwinds facing both businesses

Success of which was instrumental in receiving the attractive $9.75 per share offer

Significant company-specific and broader industry challenges exist

Confectionery segment: Topps is sub-scale player in a consolidating and increasingly competitive environment

Entertainment segment: decline of the U.S. Sports Trading Cards market over the last decade

Significant business risks remain going forward

Management’s plan is underpinned by a number of critical assumptions characterized by substantial execution risk

High projected growth for Confectionery depends mostly on success of new product introductions

Strong Entertainment growth predicated on revival of U.S. Sports Trading Cards market and successful turnaround of WizKids

Environment of increasing raw material prices in Confectionery with questionable ability to pass to consumers through pricing

Ongoing sale process creating disruption within the organization and draining of human resources

Significant management departures

Q1 FY2008 proved success of ongoing efforts to revitalize U.S. Sports while highlighting continued challenges in Confectionery

Year-on year, operating profit increased by $3.6 million to $5.2 million in Q1 FY2008, primarily due to benefits resulting from our restructuring efforts and improvement in our U.S. Sports Card business

Entertainment: Year-on-year, operating profit increased by $4.4 million to $4.8 million in Q1 FY2008 primarily due to higher U.S.
Sports Cards sales and lower returns

Confectionery: Year-on-year, operating profit decreased by $1.7 million to $5.1 million in Q1 FY2008 primarily due to lower sales volume against fixed costs

Presentation to Investors (August  2007)

Tornante/MDP Transaction Maximizes Stockholder Value

The Tornante/MDP transaction is the culmination of the Board’s extensive, multi-year process to maximize stockholder value.

___________________________

1.

Average closing price for the 2-weeks period that preceded the announcement of the settlement of the proxy contest with Pembridge Capital prior to the 2006 AGM (July 28, 2006).

The Tornante/MDP transaction offers stockholders certainty of value at attractive valuation multiples and premium

$9.75 per share cash offer is the ONLY binding offer received

Permitted to pay a Q4 FY2007 dividend of $0.04 per share (effectively raising offer to $9.79 per share)

High implied valuation multiples

Offer price represents a 21% premium over the unaffected market price (1)

High probability of closing shortly after stockholders’ approval

Unusually high level of equity contribution enabled the attractive price received

High equity contribution of $191 million (54% of acquisition financing)

Extraordinary offer in today’s market environment

The Tornante/MDP transaction is NOT a management led buy-out

Process was at all times driven by key outside independent directors

There is NO agreement in place with any member of management regarding continued employment or compensation

Topps’ CEO, who is also the Company’s largest individual stockholder, strongly believes that this transaction maximizes stockholder value

In order to facilitate the transaction, he agreed to step down and to surrender $2.8 million of compensation to which he was entitled under the change of control provisions in his existing employment agreement

Presentation to Investors (August  2007)

Background To The Merger

The transaction is the result of an extensive and thorough process that started over two years ago.

The $9.75 offer by Tornante/MDP is the ONLY binding offer received.

2004

2005

2006

2007

Strategic Review

Confectionery
Sale Process

Sale Process

Tornante/MDP

Transaction

Upper Deck
Unsolicited Approach

February 2005

Lehman Brothers
appointed

Begin sale of
Confectionery

September 2005

End of
Confectionery
sale process

Launch of
restructuring

August 2005

Parthenon
presents findings
to Board

March 6, 2007

Announced
transaction
with
Tornante/
MDP

May 2006

Topps receives
unsolicited
approaches

Buyer A, Buyer
B, Tornante/MDP

May 24, 2007

Unsolicited
indication of
interest

Continued
diligence
review

August 2006

Dissenting
stockholders
elected to the
Board

Jun-Nov 2006

Buyer A (Jun’06)
and  Buyer B
(Nov’06)  decline
continued interest
in Topps

Proxy I

Proxy II

Proxy III

July 2004

Parthenon
retained to
perform strategic
review

Go

Shop

April 14, 2007

End of Go-
Shop period

No superior
offers
emerged

June 25, 2007

Launches
conditional
$10.75
Tender Offer

June 14, 2007

Delaware
Court
preliminary
injunction

August 6, 2007

Expiration of
HSR review
period

August 10, 2007

Upper Deck
extended
Tender Offer
to August 29,
2007

Presentation to Investors (August  2007)

Process Update

On June 14, 2007, the Delaware Court issued a preliminary injunction:

Enjoined Topps from proceeding with shareholder vote until (i) Topps made additional disclosures to stockholders, and (ii) Upper
Deck was released from standstill obligations to make its tender offer

Nonetheless, validated the process to arrive to the Tornante/MDP transaction and the Go-Shop period as a viable market check

Topps’ Board released Upper Deck from its standstill obligations and, on June 25, 2007, Upper Deck commenced a tender offer to purchase all outstanding shares of Topps for $10.75 in cash

On June 16, 2007, Upper Deck provided a debt financing commitment letter executed by CIBC

The Tender Offer is not subject to financing but is highly conditional

Originally scheduled to expire on July 24, 2007, it was extended to August 10, 2007 and again to August 29, 2007

Submitted HSR Filing on July 2, 2007, later withdrawn and re-filed on July 19, 2007

On July 9, 2007, Topps’ Board unanimously recommended against Upper Deck’s tender offer

Terms of the offer substantially similar to those of Upper Deck’s proposal of April 12, 2007 and May 21, 2007

Board reaffirmed recommendation for Tornante/MDP merger while reserving the right to seek a superior offer from Upper Deck and eventually modify its recommendation to stockholders

On July 31, 2007, Topps announced that special meeting of stockholders to vote on Tornante/MDP transaction has been rescheduled for August 30, 2007

Filed additional proxy documentation to comply with the Delaware Court’s order

On August 6, 2007, Topps announced it had been advised by Upper Deck that HSR antitrust waiting period had expired

Topps Board continues to negotiate with Upper Deck in an effort to reach a consensual agreement

Despite Topps’ diligent efforts and sense of urgency to get a deal done, we have not yet been successful in reaching a consensual deal with Upper Deck

Efforts are ongoing

Presentation to Investors (August  2007)

Crescendo Lacks Credibility

We believe Crescendo’s motives are self-serving and NOT in the best interest of all of Topps’ stockholders

Stated intention to take over the Company WITHOUT paying a premium to stockholders

Crescendo’s turnaround plan is vague and many of the initiatives have already been successfully implemented by Topps’
incumbent management

Eric Rosenfeld and Arnaud Ajdler of Crescendo lack meaningful relevant operational experience

CONFECTIONERY Business “opportunities”:

COGS reduction is based on faulty comparison (implied 10% cost reduction opportunity to bring in line with peers)

Unspecified top-line opportunities

ENTERTAINMENT Business “opportunities”:

Expansion into trading games and interactive card games currently being implemented

Product innovation (high end collectibles, kids) is already at the core of Topps’ management plan and presently being implemented

Unspecified licensing initiatives

Overhead “opportunities” were identified by Topps management and presented to potential bidders

Crescendo’s unrealistic margin and price expectations reflect a lack of understanding of the Company’s strategic positioning and industry economics

Crescendo’s expectation that Topps can achieve profitability in line with companies of the likes of Hershey, Wrigley, Cadbury
Schweppes is at best unrealistic

Crescendo’s target $16 to $18 share price in two years is calculated on the basis of aggressive and questionable assumptions

Presentation to Investors (August  2007)

Crescendo Lacks Credibility (cont’d)

The Topps Board is TRULY committed to maximizing value for ALL Topps stockholders - Crescendo is NOT

Crescendo’s inconsistent statements raise questions about their credibility and ultimately highlight their true intentions: to take over Topps without paying a premium to stockholders

Delaware Court noted that “the Dissident Directors were full of ides – ideas that diverged widely. Their view of Topps’s value do not suggest that the Topps board’s approach was off the mark. One estimate of Ajdler was that Topps would fetch $9.50 to $10.50 per share in an open auction. Indeed, that estimate was based on optimistic projections of Topps’s future cash flows.”

Delaware Court noted Arnaud Ajdler’s “fluctuating views” - In November 2006, Ajdler suggested that a price target of $10.00 per share, might dissuade potential bidders

As per the Delaware Court’s opinion, “Arnaud Ajdler was upset that Greenberg mentioned a $10.00 per share price [to
Michael Eisner] without Ad Hoc Committee approval. But he based his concern on the fact that a price that high may scare off
Eisner” (Tornante/MDP was bidding $9.24 per share at the time)

In January 2007, Arnaud Ajdler recommended a special dividend in lieu of a buyback because the prevailing trading price (ranging from $8.91 to $9.08 since October 2006) did not justify a buyback

Delaware Court further noted that the lead director Allan Feder invited Ajdler to participate in negotiations with Tornante/MDP, but
Ajdler preferred “carping” as a “backseat driver”

Why doesn’t Crescendo make an offer for Topps?

Crescendo has made wild claims that Topps stock will be worth $16-$18 per share in two years

If Crescendo TRULY believes what they claim it could make an offer to acquire Topps at a premium

Topps Board is committed to maximizing value to stockholders and would welcome an approach at the suggested price level

Presentation to Investors (August  2007)